Exhibit 5.2

Ortoli | Rosenstadt LLP	366 Madison Avenue 3rd Floor New York, NY 10017 Tel: (212) 588-0022 Fax: (212) 826-9307

November 10, 2025

PTL LIMITED

21 Bukit Batok Crescent

#24-71, WCEGA Tower

Singapore 658065

Ladies and Gentlemen:

We are acting as United States counsel to PTL LIMITED, a company incorporated in the British Virgin Islands (the “Company”), in connection with the registration statement on Form F-3 (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering by the Company of up to an aggregate of $100,000,000 of securities which may include (i) Class A ordinary shares with no par value of the Company (“Class A Ordinary Shares”); (ii) share purchase contracts (“Share Purchase Contracts”); (iii) units consisting of a share purchase contract and other securities registered under the Registration Statement (“Share Purchase Units”); (iv) warrants to purchase Class A Ordinary Shares (“Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the issuance of the Warrants, in forms to be filed and incorporated by reference as exhibits to the Registration Statement (the “Warrant Agreement”); (v) debt securities (“Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.1 to the Registration Statement, Exhibit 4.2 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”); (vi) rights to purchase Class A Ordinary Shares (“Rights”), which may be issued under one or more rights agreements, to be dated on or about the date of the issuance of the Rights, in the forms to be incorporated by reference as exhibits to the Registration Statement (the “Rights Agreement”); and (vii) units, which may consist of any combination of one or more of the Ordinary Shares, Debt Securities and Warrants in one or more series (the “Units”), which may be issued under one or more unit agreements, to be dated on or about the date of the issuance of the Units, in the forms to be incorporated by reference as exhibits to the Registration Statement (the “Unit Agreement”). The Class A Ordinary Shares, the Share Purchase Contracts, the Share Purchase Units, the Warrants, the Debt Securities, and the Rights that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement; (iii) the form of senior indenture to be entered into by the Company (the “Senior Indenture”, filed as Exhibit 4.1 to the Registration Statement), (iv) the form of subordinated indenture to be entered into by the Company (the “Subordinated Indenture”, filed as Exhibit 4.2 to the Registration Statement), (v) the opinion of Ogier, dated November 10, 2025 (filed as Exhibit 5.1 to the Registration Statement), (vi) each document incorporated or deemed to be incorporated by reference into the Registration Statement, and (vii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have also assumed, without independent investigation, that (i) the Indenture will be duly authorized, executed and delivered by the parties to them in substantially the form filed as an exhibit to the Registration Statement and will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) each of the Warrants, Warrant Agreements, Indentures, Debt Securities, Share Purchase Contracts, Rights Agreements, Unit Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of Share Purchase Contracts, Share Purchase Units, Warrants, Debt Securities, Rights or Units will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Indenture and other agreements necessary for the issuance of such securities, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto (other than the Company), (iv) each Operative Agreement will be governed by the laws of the State of New York, (v) in the case of Rights consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the legal, valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, (vi) the Company is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (vii) the Company has all corporate power and authority to execute and deliver, and perform its obligations under, the Operative Agreements, (viii) the execution, delivery and performance of the Operative Agreements by the Company does not violate any organizational documents of the Company or the laws of its jurisdiction of incorporation and (ix) the execution, delivery and performance of the Operative Agreements and issuance of any securities that form part of the Operative Agreements do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

With respect to the Share Purchase Rights, the Share Purchase Units, the Warrants, the Debt Securities, the Rights and the Units (the “Securities”) of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of such Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the State of New York and the Company’s jurisdiction of incorporation and any applicable Operative Agreement, (ii) such Securities will be duly authorized, executed, issued and delivered by the Company, and duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration, and (iii) such Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Ortoli | Rosenstadt LLP

PTL LIMITED	November 10, 2025

Subject to the foregoing and the qualifications set forth in the Registration Statement, we are of the opinion that:

1. The Share Purchase Contracts, when the Share Purchase Contracts have been specifically authorized for issuance by all requisite corporate power and have been duly executed and delivered by the Company as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. The Share Purchase Units, when (i) the Share Purchase Units and the underlying Securities therein have been specifically authorized for issuance by all requisite corporate power, (ii) the applicable Share Purchase Contracts relating to the Share Purchase Units have been duly authorized, executed and delivered by the Company, (iii) the Share Purchase Units have been duly executed by the Company and countersigned in accordance with the applicable Share Purchase Contract and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable Share Purchase Contract against payment therefor, and (iv) the Company has received the consideration provided for in the Share Purchase Contract, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. The Warrants, when (i) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company; (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company; and (iii) the Warrants have been duly executed and delivered by the Company pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement or the settlement of any Units in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights.

4. The Debt Securities, when (i) the Debt Securities have been specifically authorized for issuance all requisite corporate power, (ii) the applicable Indentures relating to the Debt Securities have been duly authorized, executed and delivered by the Company, , (iii) the Debt Securities have been duly executed by the Company and countersigned in accordance with the applicable Indentures and Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the applicable underwriting agreement or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. The Rights, when (i) the applicable Rights Agreement has been duly authorized, executed and delivered by all requisite corporate power; (ii) the terms of the Rights and of their issuance and sale have been duly established as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Rights have been duly executed and delivered by the Company pursuant to the applicable Rights Agreement; and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable Rights Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. The Units, when (i) the applicable Unit Agreement has been duly authorized, executed and delivered by all requisite corporate power; (ii) the terms of the Units and of their issuance and sale have been duly established as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Units, including as to any Securities that are components of such Units, have been duly executed and delivered by the Company pursuant to the applicable Unit Agreement; and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable Unit Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinion is subject, in each case, to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors’ rights from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles.

Our opinion is limited to the application of the laws of the State of New York, and we express no opinion with respect to the applicability of federal laws, the laws of other countries, the laws of any other state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any federal securities laws. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that contrary positions may be asserted and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP

Ortoli Rosenstadt LLP

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